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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF FORMATION

                                       OF

                               PASTA GROUP, L.L.C.


                  This Certificate of Formation of Pasta Group, L.L.C. (the "LLC") has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del C. Section 18-101, et.seq.)

                  FIRST. The name of the limited liability company formed hereby is Pasta Group, L.L.C.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 17th day of December, 1998.


                                              /s/ Burton H. Snyder
                                              --------------------
                                              Burton H. Snyder
                                              Authorized Person